UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2014

Cadence Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33103	41-2142317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12481 High Bluff Drive, Suite 200

San Diego, California 92130

(Address of principal executive offices, including zip code)

(858) 436-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On January 13, 2014, Cadence Pharmaceuticals, Inc. (the “Company”) issued a press release announcing preliminary net product revenue estimates for the three- and twelve-month periods ended December 31, 2013, and providing estimated revenue guidance for OFIRMEV® (acetaminophen) injection for the twelve months ending December 31, 2014. A copy of this press release is attached as Exhibit 99.1 to this Form 8-K.

In accordance with General Instruction B.2. of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 8.01. Other Events.

On January 8, 2014, the Company was notified that an unidentified third party filed with the U.S. Patent and Trademark Office, or USPTO, a Request for Ex Parte Reexamination of U.S. Patent No. 6,992,218, or the ‘218 patent, one of the two licensed patents covering OFIRMEV® (acetaminophen) injection. The ‘218 patent expires in June 2021, but upon completion of the Company’s ongoing pediatric clinical trial of OFIRMEV, the patent will be eligible for an additional six months of marketing exclusivity.

The reexamination process requires the USPTO to consider the scope and validity of the patent based on substantial new questions of patentability raised by a third party or the USPTO. If the USPTO agrees that the request presents substantial new questions of patentability, it will order the reexamination of the patent. All of the claims of the ‘218 patent would remain valid and in force during the reexamination proceedings. Because the Company and the owner of the patent, SCR Pharmatop, S.A. (“Pharmatop”), believe that the scope and validity of the patent claims in the ‘218 patent are appropriate and that the USPTO’s prior issuance of the patent was correct, the Company and Pharmatop will vigorously defend this patent. The Company cannot predict whether it and Pharmatop ultimately will succeed in maintaining the scope and validity of the claims of this patent during reexamination. If any of the patent claims in this patent ultimately are narrowed during prosecution before the USPTO, the extent of the patent coverage afforded to OFIRMEV could be impaired, which could potentially harm the Company’s business and operating results.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of Exhibit

99.1	Press Release of Cadence Pharmaceuticals, Inc., dated January 13, 2014

Statements included in this report that are not a description of historical facts are forward-looking statements. Words such as “plans,” “believes,” “expects,” “anticipates,” and “will,” and similar expressions, are intended to identify forward-looking statements, and are based on Cadence’s current beliefs and expectations. Such statements include, without limitation, statements regarding: Cadence’s intention to vigorously enforce its intellectual property rights and the potential additional regulatory exclusivity for OFIRMEV relating to the product’s pediatric clinical trial. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Cadence’s actual future results may differ materially from Cadence’s current expectations due to the risks and uncertainties inherent in its business. These risks include, but are not limited to: Cadence’s ability to successfully enforce its marketing exclusivities and intellectual property rights, and to defend its patents; the potential that Cadence may be required to file lawsuits to defend its patent rights from challenges by companies seeking to market generic versions of intravenous acetaminophen, and the substantial costs associated with such lawsuits; the possible introduction of generic competition to OFIRMEV; Cadence’s dependence on its licensors for the maintenance and enforcement of its intellectual property rights; Cadence’s dependence on the successful commercialization of OFIRMEV, which is the company’s only product; Cadence’s ability to ensure an adequate and continued supply of OFIRMEV to meet anticipated market demand; the risk that Cadence may not be able to raise sufficient capital when needed, or at all; and other risks detailed under “Risk Factors” and elsewhere in Cadence’s periodic reports and other filings made with the SEC from time to time. All forward-looking statements are qualified in their entirety by this cautionary statement, which is made under the safe harbor provisions of Section 21E of the Private Securities Litigation Reform Act of 1995, and the company undertakes no obligation to revise or update this report to reflect events or circumstances after the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CADENCE PHARMACEUTICALS, INC.

By:	/s/ William R. LaRue
William R. LaRue
Senior Vice President, Chief Financial Officer, Treasurer and Assistant Secretary

Date: January 13, 2014

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Press Release of Cadence Pharmaceuticals, Inc., dated January 13, 2014